EXHIBIT 99

N E W S R E L E A S E
CONTACT:
Catherine Miske
(716) 887-7368
catherine.miske@ctg.com

CTG Announces 2005 First Quarter
Conference Call Information

BUFFALO, N.Y. - April 20, 2005 - CTG (NYSE: CTG), an international information technology (IT) staffing, solutions and application management company, today announced that it would release its 2005 first quarter financial results on Wednesday, April 27, 2005 after the market closes. The company will hold a conference call to discuss its financial results and business strategy on Thursday April 28, 2005 at 11:00 a.m. Eastern Time. CTG Chairman and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-800-230-1093 between 10:45 a.m. and 10:50 a.m., ask for the CTG conference call, and identify James Boldt as the conference chairperson. A replay of the call will be available between 1:00 p.m. Eastern Time April 28, 2005 and 1:00 p.m. Eastern Time May 1, 2005 by dialing 1-800-475-6701 and entering the conference ID number 769272.

Backed by 39 years' experience, CTG provides IT staffing, application management outsourcing, consulting, and software development and integration solutions to help Global 2000 clients focus on their core businesses and use IT as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients' businesses with a full range of integrated services and proprietary ISO 9001:2000-certified service methodologies. Our IT professionals based in an international network of offices in North America and Europe have a proven track record of delivering solutions that work. More information about CTG is available on the Web at www.ctg.com.

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Today's news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.